                           SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              @Entertainment, Inc.
               ................................................
               (Name of Registrant as Specified In Its Charter)


               ................................................
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box): Not Applicable.

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(I)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     --------------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------------------

Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     --------------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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
                             @ENTERTAINMENT, INC.
                            ONE COMMERCIAL PLAZA,
                       HARTFORD, CONNECTICUT 06103-3585

                              ------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD AUGUST 21, 1998

                              ------------------

TO THE STOCKHOLDERS OF
  @ENTERTAINMENT, INC.:

   You are invited to attend the annual meeting of stockholders of @Entertainment, Inc. (the "Company"), which will be held at the Waldorf Astoria, 301 Park Avenue, New York, NY 10022, on Friday, August 21, 1998 at 10:00 a.m. (New York time) for the following purposes:

   1. To elect two directors to serve for a term of three years.

   2. To consider and vote upon the ratification of the appointment of KPMG Polska Sp. z o. o. as the independent auditors for the Company for the fiscal year ending December 31, 1998.

   3. To consider and transact such other matters as may properly come before the meeting or any adjournment or postponement thereof.

   Only stockholders of record at the close of business on June 25, 1998 are entitled to notice of and to vote at the meeting or any adjournments or postponement thereof. A list of such stockholders will be kept at Continental Stock Transfer and Trust Company, 2 Broadway, New York, NY 10004 during the ten days prior to the meeting.

   REGARDLESS OF THE SIZE OF YOUR HOLDINGS, YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO MARK, DATE, SIGN, AND THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                                          By Order of the Board of Directors,

                                          /s/ Przemyslaw Szmyt
                                          PRZEMYSLAW SZMYT
                                          Vice President, General Counsel,
                                          and Secretary

July 13, 1998

                               PROXY STATEMENT
                                     FOR
                     1998 ANNUAL MEETING OF STOCKHOLDERS
                               AUGUST 21, 1998

                            ----------------------

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of @Entertainment, Inc., a Delaware corporation, (the "Company" or "@Entertainment") of proxies for use at the Annual Meeting of Stockholders of the Company, or any adjournment or postponement thereof (the "Annual Meeting") to be held at the Waldorf Astoria, 301 Park Avenue, New York, NY 10022 on Friday, August 21, 1998 at 10:00 a.m. (New York time) for the purposes set forth in the Notice of Annual Meeting of Stockholders. The approximate mailing date of this material is July 13, 1998.

   Shares represented by valid proxies in the form enclosed which are received prior to the Annual Meeting will be voted in accordance with the directions contained therein. Any proxy returned without specification as to any matter will be voted in accordance with the recommendation of the Board of Directors. A stockholder who attends the Annual Meeting may vote in person rather than by proxy if he so desires. A stockholder may revoke his proxy at any time before it is exercised.

                         VOTING AT THE ANNUAL MEETING

   The close of business on June 25, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On such date, the Company had outstanding 33,310,000 shares of common stock (the "Common Stock"), each of which is entitled to one vote on all matters voted upon at the Annual Meeting. Under Section 216 of the Delaware General Corporation Law and the Company's By-laws, a majority of the shares of the Company's Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter shall be the act of the shareholders. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Abstentions are treated as votes against a proposal and broker non-votes have no effect on the vote. Abstentions and broker non-votes are counted for purposes of determining a quorum.

                            PRINCIPAL STOCKHOLDERS

   The following table sets forth certain information regarding the beneficial ownership of @Entertainment's capital stock at June 25, 1998 and by (i) each person known by @Entertainment to own beneficially 5% or more of any class of @Entertainment's voting stock, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers of the Company as a group. All percentages in this section were calculated on the basis of outstanding securities plus securities deemed outstanding under Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

   At June 25, 1998, the Principal Stockholders beneficially owned in the aggregate approximately 58.3% of the outstanding Common Stock. As a result, the Principal Stockholders, acting together, are able to elect all of @Entertainment's directors and otherwise control the Company's operations.

 NAME OF                                                   SHARES OF    PERCENTAGE OF COMMON
BENEFICIAL OWNER                                         COMMON STOCK   STOCK OUTSTANDING(1)
------------------------------------------------------  -------------- --------------------
FIVE PERCENT STOCKHOLDERS:
Arnold L. Chase(2)                                        10,303,000            29.2%
 One Commercial Plaza
 Hartford, Connecticut 06103
Chase Polish Enterprises, Inc(2)                          10,303,000            29.2%
 One Commercial Plaza
 Hartford, Connecticut 06103
Cheryl A. Chase(2)(3)                                     11,036,000            31.3%
 One Commercial Plaza
 Hartford, Connecticut 06103
Polish Investments Holding L.P.(2)                        10,303,000            29.2%
 One Commercial Plaza
 Hartford, Connecticut 06103
ECO Holdings III Limited Partnership(4)                    9,524,000            27.0%
 c/o Advent International Corp.
 101 Federal Street
 Boston, MA 02110
Goldman, Sachs & Co.(16)                                   2,630,706             7.5%
 85 Broad Street
 New York, NY 10004
The Goldman Sachs Group, L.P.(16)                          2,630,706             7.5%
 85 Broad Street
 New York, NY 10004
DIRECTORS AND EXECUTIVE OFFICERS:
David T. Chase                                                    --              --
Robert E. Fowler, III(5)(6)                                1,286,000             3.6%
Arnold L. Chase(7)                                        10,303,000            29.2%
Scott A. Lanphere(8)                                              --              --
Jerzy Z. Swirski(9)                                               --              --
Samuel Chisholm(10)                                               --              --
David Chance(11)                                                  --              --
Agnieszka Holland                                                 --              --
Przemyslaw Szmyt(6)(13)                                       26,200              *
David Warner(6)(14)                                           26,200              *
Donald Miller-Jones(12)                                           --              --
All Directors and Officers as a Group (14 Persons)(15)    13,251,000            37.6%

------------
* less than 1%.
(1) Based on a total number of outstanding shares of 35,236,400, which includes 33,310,000 shares outstanding at June 25, 1998 and 1,926,400 shares subject to options which were exercisable within sixty days of the date hereof.

(2) Pursuant to Schedules 13G filed on February 13, 1998 by Polish Investments Holding L.P. ("PIHLP"), Chase Polish Enterprises, Inc. ("CPEI"), Arnold L. Chase and Cheryl A. Chase. This amount includes 10,303,000 shares of Common Stock owned directly by PIHLP. As a result of their control over the management of PIHLP, Arnold L. Chase, CPEI and Cheryl A. Chase may be deemed to beneficially own the 10,303,000 shares of Common Stock owned by PIHLP. CPEI is the sole general partner of PIHLP. As general partner, CPEI manages PIHLP, which includes directing the voting and disposition of shares of Common Stock owned by PIHLP. Arnold L. Chase and Cheryl A. Chase each own 50% of the outstanding capital stock of CPEI and are its sole directors and executive officers.
(3) Pursuant to the Schedule 13G filed on February 13, 1998 by Cheryl A. Chase. This amount includes 733,000 shares of Common Stock owned by the Cheryl Anne Chase Marital Trust, a trust of which Cheryl A. Chase is a trustee. Cheryl A. Chase may be deemed to be a beneficial owner, as defined by Rule 13d-3(a) under the Exchange Act, of the shares of Common Stock owned by the Cheryl Anne Chase Marital Trust.
(4) The general partner of ECO Holdings III Limited Partnership ("ECO") is Advent ECO III LLC. Certain members of Advent ECO III LLC are venture capital funds managed by Advent International Corporation. In its capacity as manager of these funds, Advent International Corporation exercises sole voting and investment power with respect to all shares of Common Stock held on behalf of these funds.
(5) Mr. Fowler has been granted options to purchase 1,286,000 shares of Common Stock at a price of $3.707 per share, subject to the terms and conditions of a stock option agreement. All of Mr. Fowler's options are exercisable.
(6) Messrs. Fowler, Frelas, Makowski, Szmyt and Warner, in connection with @Entertainment's initial public equity offering (the "Initial Public Equity Offering"), entered into an agreement with Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated that during the two year period beginning July 30, 1997, such individuals will not offer, sell, contract to sell or otherwise dispose of any securities of @ Entertainment which are substantially similar to shares of Common Stock or which are convertible into or exchangeable for securities which are substantially similar to shares of Common Stock without the prior written consent of Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
(7) Includes 10,303,000 shares of Common Stock owned by PIHLP which may be deemed to be beneficially owned by Arnold Chase.
(8) Mr. Lanphere disclaims beneficial ownership of the shares held by ECO.
(9)  Mr. Swirski disclaims beneficial ownership of the shares held by ECO.
(10) Mr. Chisholm has been granted options to purchase 500,000 shares of Common Stock, vesting ratably over a two year period, at an exercise price of $12.00 per share. None of Mr. Chisholm's options are exercisable within 60 days of the date hereof.
(11) Mr. Chance has been granted options to purchase 500,000 shares of Common Stock, vesting ratably over a two year period, at an exercise price of $12.00 per share. None of Mr. Chance's options are exercisable within 60 days of the date hereof.
(12) Mr. Miller-Jones has been granted options to purchase 200,000 shares of Common Stock at a price of $14.30 per share, subject to the terms and conditions of a stock option agreement, which options vest ratably over a three year period. None of Mr. Miller-Jones' options are exercisable within 60 days of the date hereof.
(13) Mr. Szmyt has been granted options to purchase 131,000 shares of Common Stock at a price of $15.24 per share, subject to the terms and conditions of a stock option agreement dated June 1997, which options vest ratably over a three year period. Additionally, on January 26, 1998, Mr. Szmyt was granted options to purchase 75,000 shares of Common Stock at a price of $12.2375 per share, which options vest ratably over a three year period. Mr. Szmyt's options with respect to 26,200 shares have vested and are immediately exercisable as of the date hereof.

(14) Mr. Warner has been granted options to purchase 131,000 shares of Common Stock at a price of $15.24 per share, subject to the terms and conditions of a stock option agreement, which options vest ratably over a five year period. Additionally, on January 26, 1998, Mr. Warner was granted options to purchase 75,000 shares of Common Stock at a price of $12.2375 per share, which options vest ratably over a three year period. Mr. Warner's options with respect to 26,200 shares have vested and are immediately exercisable as of the date hereof.
(15) Includes 1,129,000 shares held by Steele LLC and beneficially owned by Richard B. Steele, who resigned as President of PCI on June 23, 1997. Also includes 96,000 shares beneficially owned by John S. Frelas. Mr. Frelas resigned as Chief Financial Officer, Vice President and Treasurer of @Entertainment effective as of June 8, 1998. Also includes 385,000 shares beneficially owned by George Z. Makowski. Mr. Makowski was the Chief Operating Officer of PCI. Mr. Makowski's employment has been terminated, effective as of May 1998.
(16) Pursuant to a Schedule 13G jointly filed on February 13, 1998 by Goldman Sachs & Co. and The Goldman Sachs Group, L.P., Goldman Sachs & Co. and The Goldman Sachs Group, L.P. may be deemed to share the power to direct the vote and disposition of 2,630,706 shares of Common Stock, beneficially owned by Goldman Sachs & Co. and The Goldman Sachs Group, L.P.

1.  ELECTION OF DIRECTORS

   The Company's Board of Directors is currently composed of eight directors who are divided into three classes, as nearly equal in number as possible. At the Annual Meeting, Arnold L. Chase and Jerzy Z. Swirski will be nominated to serve in the first class of directors until the Annual Meeting of Stockholders to be held in 2001 and until their successors have been duly elected and qualified. Both nominees are currently directors of the Company. Proxies will be voted, unless otherwise indicated, for the election of the two nominees for the positions of director. If any of the nominees should become unavailable, such proxy will be voted for a substitute nominee or nominees proposed by the Board of Directors.

 NAME AND BACKGROUND                                                                         DIRECTOR SINCE
-------------------------------------------------------------------------------------------  --------------
NOMINEES FOR FIRST CLASS OF DIRECTORS--TERM EXPIRES TO EXPIRE IN 2001
ARNOLD L. CHASE, age 46, has served as a director of @Entertainment since its inception and       1997
of Poland Communications, Inc. ("PCI") since December 1996. Mr. Chase has also served as director and Executive Vice President and as Treasurer of D.T. Chase Enterprises, Inc.
since December 1990 and October 1992, respectively. Mr. Chase served PCI as Co-Chairman of the Board of Directors from April 1991 to March 1996 and as its President from October 1992 to March 1996. Mr. Chase has been a director of International Bancorp, Inc. (the parent company of First National Bank of New England) since 1985, and has been a director of First
National Bank of New England since 1972.
JERZY Z. SWIRSKI, age 41, has served as a director of @Entertainment since its inception          1997
and of PCI since October 1996. Mr. Swirski has served as an Investment Director for Advent
International plc since July 1995. From January 1995 to July 1995, Mr. Swirski was a
consultant to Enterprise Investors, a Polish equity firm. From 1991 to 1994, he was an officer of E. Wedel S.A., a Polish subsidiary of PepsiCo Foods, International ("Wedel"), and General Manager of Frito-Lay, Poland.
SECOND CLASS CONTINUING DIRECTORS IN OFFICE--TERM EXPIRES IN 1999
DAVID T. CHASE, age 69, has served as Chairman of the Board of Directors of @Entertainment        1997
since its inception. He has been a director of PCI since its inception in 1990, and was the
Chairman of the Board of Directors of PCI from March 1996 until December 1997. Since
January 1990, Mr. Chase has been a director and President of D. T. Chase Enterprises, Inc.
and David T. Chase Enterprises, Inc., a diversified conglomerate with extensive holdings in real estate and previously in media. He is also a director of ACCEL International
Corporation ("ACCEL"), an insurance holding company.

                                4

NAME AND BACKGROUND                                                                          DIRECTOR SINCE
-------------------------------------------------------------------------------------------  --------------
AGNIESZKA HOLLAND, age 49, has served as a director of @Entertainment since January 1998.         1998
Since October 1995, Ms. Holland has also served as President and as a director of the Lato
Productions Company, a company providing writing and directing services for the motion picture and television industry. Prior to October 1995, Ms. Holland worked as an internationally known feature film writer and director.
SCOTT A. LANPHERE, age 32, has served as a director of @Entertainment since its inception and of PCI since March 1996. He served as a Managing Director of Poland Cablevision
(Netherlands) B.V. ("PCBV") from May 1996 to October 1997. Mr. Lanphere has been a Director of Investments for Advent International plc since December 1994, and from May 1991 to
December 1994 served as an Investment Manager of Advent International plc.
THIRD CLASS CONTINUING DIRECTORS IN OFFICE--TERM EXPIRES IN 2000
ROBERT E. FOWLER, III, age 39, has served as Chief Executive Officer of @Entertainment            1997
since its inception, and has served as a director of @Entertainment since its inception and of PCI since March 1996. Mr. Fowler has served as Chairman of the Board of Directors of PCI since December 1997, and he served as its Chief Executive Officer from December 1996 to December 1997, its Vice President from August 1993 to December 1996 and its Treasurer from April 1991 to December 1996. From December 1993 to February 1997, he served as Vice
President of D.T. Chase Enterprises, Inc. From March 1995 to late 1996, Mr. Fowler served as a director of ACCEL. Since April 1, 1998, Mr. Fowler has served on the Supervisory Board of WPTS Sp. z o.o. ("Twoj Styl"). During the period of 1994 to 1996, Mr. Fowler devoted approximately 35% of his working time to PCI and approximately 65% of his working time to companies that are affiliated with PCI.
SAMUEL CHISHOLM, age 58, has served as a director of @Entertainment since January 1998.           1998
From September 1990 to November 1997, Mr. Chisholm served as the Chief Executive and
Managing Director of British Sky Broadcasting Group plc ("BSkyB"). Mr. Chisholm has also been an Executive Director of The News Corporation Limited since December 1993, a director of Star Television since July 1993, a director of BSkyB (U.K.) since 1990, and a director of Sky New Zealand since 1997. Previously, he was chief executive of the Nine Network
Australia.
DAVID CHANCE, age 41, has served as a director of @Entertainment since January 1998. From         1998
January 1994 to December 1997, Mr. Chance served as the Deputy Managing Director of BSkyB.
From 1989 to January 1994, he served as Marketing Distribution Manager of BSkyB. From 1987 until 1989, Mr. Chance served as the U.K. Marketing Manager for the Astra System for SES.
Mr. Chance has also been a director of BSkyB (U.K.) since February 1995 and Modern Times
Group Stockholm since March 1998.

EXECUTIVE OFFICERS

   The following lists the executive officers of the Company other than the directors listed above, their age and a description of their recent business experience and positions. All officers are appointed for an indefinite term.

   DONALD MILLER-JONES, age 53, has served as Chief Financial Officer of @Entertainment since June 1998 and as Vice-President and Treasurer of @Entertainment since July 1998. From November 1995 through January 1998 Mr. Miller-Jones served as the Finance Director of United Philips Communications N.V. From January 1988 through October 1995, Mr. Miller-Jones served as the Vice President of Treasury and Investor Relations of PolyGram N.V.

   DOROTHY E. HANSBERRY, age 45, has served as Vice President and General Counsel of PCI since January 1998. Since May 1996, Ms. Hansberry has served as the President of Hansberry Consultants, Inc. From July 1997 to January 1998, she worked as an attorney at Dewey Ballantine Sp. z o.o., a Warsaw law firm. From May 1996 to July 1997, Ms. Hansberry was an attorney at Beata Gessel and Partners, a Warsaw law firm, and was of-counsel to Bondurant, Mixson & Elmore, an Atlanta, Georgia law firm. From

December 1991 to October 1996, she served as legal advisor to Eastern European anti-monopoly offices. From March 1994 to August 1995, Ms. Hansberry acted as resident legal advisor to the Polish Anti-Monopoly Office. From October 1980 to May 1996, she worked as a senior trial attorney in the Antitrust Division of the U.S. Department of Justice.

   DAVID KEEFE, age 49, has served as Chief Executive Officer and director of PCI since January 1998. From December 1995 to December 1997, Mr. Keefe was Chief Executive Officer of Kabelkom Hungary, a Hungarian cable company. From January 1994 to December 1995, Mr. Keefe served as Cable Operations Director and a member of the Board of Directors of Wharf Cable, a cable company in Hong Kong.

   PRZEMYSLAW A. SZMYT, age 35, has served as Vice President, General Counsel and Secretary of @Entertainment since its inception, and as Vice President and General Counsel of PCI from February 1997 until December 1997. Mr. Szmyt has served as director of PCI since December 1997 and as a member of the Supervisory Board of Twoj Styl since April 1998. From September 1995 to February 1997, Mr. Szmyt was a director for Poland of MeesPierson EurAmerica, an investment banking firm and affiliate of MeesPierson N.V., a Dutch merchant bank. From early 1992 to August 1995, Mr. Szmyt was a senior associate at Soltysinski, Kawecki & Szlezak, a law firm in Warsaw. From October 1994 to late 1996, Mr. Szmyt served on the Management Board of Telewizyjna Korporacja Partycypacyjna S.A., a holding company of Canal+ Polska. Mr. Szmyt is also a Board Member of United Way Poland and of Litewska Childrens' Hospital Foundation.

   DAVID WARNER, age 51, has served as the Chief Operating Officer of At Entertainment Limited ("@EL") since April 1997. He was a Vice President of @Entertainment from its inception until March 1998. From August 1996 to April 1997, Mr. Warner was General Manager for FilmNet Central Europe of the NetHold Group. From October 1995 to August 1996, Mr. Warner served as a television operations consultant to Rapture Channel. From May 1993 to October 1995, Mr. Warner worked as Operations Director of the Family Channel UK of the International Family Entertainment Group. From 1983 to May 1993, Mr. Warner served as the general manager of TVS Main ITV Terrestrial Broadcaster. Mr. Warner is also an advisor to and a board member of the Ravensbourne Communications College.

   During the past five years, none of the above persons have had any involvement in such legal proceedings as would be material to an evaluation of his or her ability or integrity.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

   Following the Company's inception in June 1997, the Board of Directors had no meetings in 1997.

   The Board of Directors of @Entertainment currently maintains an Audit Committee and a Compensation Committee. The Audit Committee is comprised of Messrs. Chisholm and Chance. The Audit Committee's function is to recommend to the Board of Directors the independent public accountants to be employed by @Entertainment, to confer with the independent public accountants concerning the scope of their audit, to review the accountants' findings and recommendations and to review the adequacy of @Entertainment's internal accounting controls. KPMG Polska Sp. z o.o. presently serves as the independent public accountants of @Entertainment. The Audit Committee meets as necessary, but at least once a year. The Audit Committee was formed in January 1998 and therefore did not meet in 1997.

   The Compensation Committee is comprised of Messrs. Fowler, D. Chase, Lanphere, Chisholm and Chance. The Compensation Committee's function is to approve, and in some instances to recommend to the Board of Directors of @Entertainment, compensation arrangements involving the executive officers and certain other employees of the Company. The Compensation Committee meets as necessary. The composition of the Compensation Committee was not finalized until December 31, 1997 and so it did not meet in 1997.

COMPENSATION OF DIRECTORS

   Each non-employee director may receive such fees and other compensation, along with reimbursement of expenses incurred on behalf of the Company or in connection with attendance at meetings, as the

Board of Directors may from time to time determine. Each Business Independent Director receives $5,000 for attendance at each of the five regular meetings of the Board of Directors, and an additional $5,000 for attendance at any special meetings of the Board of Directors. Each Artistic Independent Director receives $5,000 for attendance at each of the five regular meetings of the Board of Directors.

                            EXECUTIVE COMPENSATION

   The following table sets forth certain information regarding all compensation awarded to, earned by or paid to the Company's Chief Executive Officer, each of the other four most highly compensated executive officers of the Company and a former executive officer who would have been one of the four most highly compensated executive officers at the end of the fiscal year 1997 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company for the last three fiscal years, to the extent that those officers were in the employ of the Company. Columns relating to long-term compensation have been omitted from the table as the Company did not have capital stock-related award plans and there has been no compensation arising from long-term incentive plans during the years reflected in the table.

                                                                 OTHER ANNUAL    SECURITIES     ALL OTHER
                                        SALARY        BONUS      COMPENSATION    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR       ($)           ($)           ($)        OPTIONS/SAR        ($)
---------------------------  ------ ------------  ------------ --------------  ------------- --------------
Robert E. Fowler, III         1997     337,500       381,250        25,872(1)    1,268,000            --
 Chief Executive Officer      1996      66,000(2)     66,000(2)         --              --
 and Director                 1995      66,000(2)     66,000(2)         --              --
Richard B. Steele(3)          1997     207,595            --            --              --       156,000(4)
                              1996     356,000(2)    250,000(2)         --              --         5,000(5)
                              1995     356,000(2)         --            --              --         7,500(5)
John S. Frelas(10)            1997     155,746       350,000(6)     39,000(7)           --            --
                              1996      46,153(8)         --         6,000(7)      241,000            --
                              1995                        --            --              --            --
George Z. Makowski(11)        1997     156,000       175,000(6)     68,400(9)      385,000            --
                              1996          --            --            --              --            --
                              1995          --            --            --              --            --
David Warner                  1997     120,708       248,500(6)         --         131,000            --
 Chief Operating Officer      1996          --            --            --              --            --
 of @EL                       1995          --            --            --              --            --
Przemyslaw Szmyt              1997     146,667        70,000(6)         --         131,000            --
 Vice President, General      1996          --            --            --              --            --
 Counsel, Secretary           1995          --            --            --              --            --

------------
(1) Represents amounts paid or reimbursed by the Company for personal travel related expenses.
(2) Represents only that portion of annual compensation attributable to services performed on behalf of the Company. Additional compensation may have been provided by companies that are affiliated with @Entertainment and beneficially owned by the Chase Family for services rendered to those companies.
(3)     Mr. Steele was the President of PCI. He resigned on June 23, 1997.
(4)     Represents amounts earned as deferred compensation.
(5) Represents portion of 401(k) plan paid pursuant to matching contribution.
(6) Represents one-time bonus paid upon completion of @Entertainment's Initial Public Equity Offering.
(7)     Represents amounts paid pursuant to housing allowance.
(8) Represents compensation for partial year of service beginning in September 1996.
(9)     Represents amounts paid pursuant to housing and tuition allowances.
(10) Mr. Frelas was the Chief Financial Officer, Vice President and Treasurer of @Entertainment and Chief Financial Officer and Treasurer of PCI. Mr. Frelas resigned effective as of June 8, 1998.
(11) Mr. Makowski was the Chief Operating Officer of PCI. Mr. Makowski's employment with PCI has been terminated, effective as of May 1998.

                              COMPENSATION PLANS

EMPLOYMENT AGREEMENTS

   @Entertainment has employment agreements with each of Messrs. Fowler, Szmyt, Warner and Miller-Jones. PCI has employment agreements with each of Mr. Keefe and Ms. Hansberry. @Entertainment has entered into consultancy arrangements with Messrs. Chisholm and Chance and Ms. Holland.

   Mr. Fowler entered into a three-year employment agreement with PCI effective at January 1, 1997. The employment agreement was assigned to @Entertainment in June 1997 in connection with the Reorganization, as defined herein. Pursuant to such agreement, Mr. Fowler serves as the Chief Executive Officer of @Entertainment. Mr. Fowler receives a base annual salary of $325,000, plus a travel allowance of approximately $30,000 per annum and an unspecified annual incentive bonus. Pursuant to Mr. Fowler's employment contract, and in part to induce Mr. Fowler to move closer to the Company's operations in Europe, @Entertainment purchased Mr. Fowler's house in Connecticut for approximately $354,000 in June 1997 (including payments of $295,000 to extinguish the mortgages relating to the house), and sold the house shortly thereafter to a third party for approximately $267,000. @Entertainment is obligated to pay Mr. Fowler the difference between the mortgage amounts of $295,000 and the purchase price of $354,000. Mr. Fowler may terminate the employment agreement at any time upon three months' written notice, and @Entertainment may terminate the agreement at any time upon one month's written notice (with an obligation to pay Mr. Fowler an additional two months' base salary). In addition, @Entertainment may terminate the agreement immediately without further obligation to Mr. Fowler for cause (as defined in the employment agreement).

   Mr. Szmyt entered into a three-year agreement with PCI effective at February 7, 1997, which was assigned to @Entertainment in June 1997 in connection with the Reorganization and was amended effective January 1, 1998. Pursuant to such agreement, Mr. Szmyt serves as Vice President, General Counsel and Secretary of @Entertainment. Pursuant to an employment agreement with Wizja TV Sp. z o.o. and a services agreement with PCI, Mr. Szmyt receives annual remuneration totaling $180,000. He is eligible to receive an annual performance-based bonus of $40,000 per year. Mr. Szmyt may terminate his contract with @Entertainment at any time upon two months' written notice and @Entertainment may terminate the contract at any time upon four months' written notice. In addition, @Entertainment may terminate the contract without further obligation for cause (as defined in the agreement). Mr. Szmyt's employment agreement with Wizja TV Sp. z o.o. may be terminated by either party upon one month's written notice.

   Mr. Warner entered into a five-year employment agreement with PCI effective at April 7, 1997, which was assigned to @Entertainment in June 1997 in connection with the Reorganization and was amended effective January 1, 1998. Pursuant to such agreement, Mr. Warner serves as Chief Operating Officer of @EL. Mr. Warner receives an annual salary of pounds sterling115,000 (approximately $193,200, based on the exchange rate of pounds sterling1.00 = $1.68 at March 31, 1998), and receives an annual performance-based bonus of up to pounds sterling45,000 (approximately $75,600 based on the exchange rate of pounds sterling1.00 = $1.68 at March 31, 1998). Mr. Warner and @Entertainment may terminate the contract at any time with six months' written notice. In addition, @Entertainment may terminate the contract without further obligation for cause (as defined in the agreement).

   Mr. Miller-Jones entered into a three year employment agreement with @Entertainment effective at June 8, 1998. Pursuant to such agreement, Mr. Miller-Jones serves as the Chief Financial Officer of @Entertainment and receives a base annual remuneration of pounds sterling122,700 (approximately $200,000 based on the exchange rate of pounds sterling1.00=$1.63 at June 8,
1998), and an allowance of pounds sterling30,000 (approximately $48,900 based on the exchange rate of pounds sterling1.00=$1.63 of June 8, 1998) for the purchase of an automobile. Mr. Miller-Jones is also eligible to receive an annual performance based bonus during his first year of up to pounds sterling30,500 (approximately $50,000, based on the exchange rate of pounds sterling1.00=$1.63 at June 8, 1998). Of such amount, Mr. Miller-Jones is guaranteed to receive at least pounds sterling18,300 (approximately $30,000, based on the exchange rate of pounds sterling1.00=$1.63 at June 8, 1998). In subsequent years, Mr. Miller-Jones will be eligible to receive a discretionary performance bonus, the amount of which shall be determined by the Board of Directors of the Company.

   Mr. Keefe entered into a two-year employment agreement with PCI effective at January 1, 1998. Pursuant to such agreement, Mr. Keefe serves as the Chief Executive Officer of PCI. Mr. Keefe receives a base annual salary of approximately $220,000, a monthly allowance for additional housing and cost of living expenses of $5,000, an allowance for relocation expenses of up to $20,000, and reimbursement of educational and tax planning expenses of up to an aggregate amount of $23,000 per year. Mr. Keefe also receives a guaranteed bonus of $100,000 in the first year of his employment and unspecified incentive bonuses thereafter. He received an additional bonus of $200,000 upon the signing of the employment agreement. Mr. Keefe may terminate the employment agreement at any time upon three months' written notice, and PCI may terminate the agreement at any time upon one month's written notice (with an obligation to pay Mr. Keefe an additional five months' salary). In addition, PCI may terminate the agreement immediately without further obligation to Mr. Keefe for cause (as defined in the employment agreement). Mr. Keefe has been granted options to purchase up to 250,000 shares of Common Stock at a price of $12 per share, subject to the terms and conditions of a stock option agreement with @Entertainment. Options to purchase 31,250 shares of Common Stock shall vest at the end of each fiscal quarter on March 31, June 30, September 30 and December 31 of 1998 and 1999, provided that the options shall vest in full on the date of a change in control (as defined in the employment agreement) in @Entertainment or PCI.

   Ms. Hansberry entered into a two-year employment agreement with PCI effective at January 1, 1998. Pursuant to such agreement, Ms. Hansberry serves as Vice President and General Counsel of PCI and receives an annual remuneration totaling $150,000. She is eligible to receive annual performance-based bonuses of up to $40,000 per year. Ms. Hansberry's initial year bonus of $40,000 is guaranteed. Ms. Hansberry or PCI may terminate the agreement at any time upon six months' written notice. In addition, PCI may terminate the agreement without further obligation to Ms. Hansberry for cause (as defined in the agreement).

   The Company has entered into a two-year consultancy arrangement with Samuel Chisholm and David Chance (each individually a "Consultant"), pursuant to which the Company will pay to a Consultant a fee of $10,000 per consultancy day, which shall be a single day of at least seven hours during which a Consultant provides consulting services to the Company ("Consultancy Day"), based on a minimum, on average over each 12 month period, of a total of 4 Consultancy Days per month, and the Company will pay an additional fee of $10,000 to a Consultant for any additional days in any month on which a Consultant provides consulting services to the Company. The consultancy agreement is not subject to cancellation by either party except as a result of a breach of the consultancy agreement.

   The Company has entered into a two-year consultancy arrangement with Agnieszka Holland, pursuant to which the Company will pay to Ms. Holland a fee of $25,000 per year, in 12 equal prorated amounts, for artistic consultancy services.

1997 STOCK OPTION PLAN

   @Entertainment's 1997 Stock Option Plan, as amended (the "1997 Plan") was adopted on May 22, 1997 and approved by a majority of the stockholders. The 1997 Plan provides for the grant to employees of the Company (including officers, employee directors, and non-employee directors) of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the grant of qualified stock options to employees and consultants of the Company (collectively, the "Options"). The 1997 Plan is currently administered by the Board of Directors which selects the optionees (from among those eligible), determines the number or shares to be subject to each Option and determines the exercise price of each Option. The Board of Directors may also appoint a Stock Option Committee to perform such functions in the future. Currently, approximately 11 individuals (including Messrs. Fowler, Frelas and Makowski, whose option agreements with PCI became subject to the 1997 Plan pursuant to Assignment and Assumption Agreements with @Entertainment, Messrs. Szmyt and Warner, whose option agreements became subject to the 1997 Plan pursuant to a resolution of the Board of Directors of @Entertainment, and Messrs. Chisholm, Chance, Keefe, and Miller-Jones) participate in the 1997 Plan.

   In addition, the Board of Directors has the authority to interpret the 1997 Plan and to prescribe, amend and rescind rules and regulations relating to the 1997 Plan. The Board of Directors' interpretation of the 1997 Plan and determinations pursuant to the 1997 Plan are final and binding on all parties claiming an interest under the 1997 Plan. The maximum number of shares of Common Stock that may be subject to Options under the 1997 Plan is 4,436,000 shares, subject to adjustment in accordance with the terms of the 1997 Plan. At June 8, 1998 options for 3,924,000 shares had been granted and 512,000 shares remained available for future grants (subject to stockholder approval). The exercise price of all incentive stock options granted under the 1997 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of stock of @Entertainment, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of an incentive stock option must not exceed five years.

   The term of all options granted under the 1997 Plan may not exceed ten years. Options become exercisable at such times as determined by the Board of Directors and as set forth in the individual stock option agreements. Payment of the purchase price of each Option will be payable in full in cash upon the exercise of the Option. In the discretion of the Board of Directors, payment may also be made by surrendering shares owned by the optionee which have a fair market value on the date of exercise equal to the purchase price, by delivery of a full recourse promissory note meeting certain requirements or in some combination of the above payment methods.

   In the event of a merger of @Entertainment with or into another corporation, as a result of which @Entertainment is not the surviving corporation, the 1997 Plan requires that outstanding Options be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation does not assume or substitute for the Options, the optionee will have the right to exercise the Option as to those shares which are vested for a period beginning not less than fifteen days prior to the proposed consummation of such transaction and ending immediately prior to the consummation of such transaction, at which time the Options will terminate.

   The number of shares covered by the 1997 Plan and the number of shares for which each Option is exercisable shall be proportionately adjusted for any change in the number of issued shares resulting from any reorganization of @Entertainment. In the event of dissolution or liquidation of @Entertainment, each Option shall terminate immediately prior to the consummation of such action.

   No Options may be granted under the 1997 Plan after ten years from its effective date. The Board of Directors has authority to amend or terminate the 1997 Plan subject to certain limitations set forth in the 1997 Plan.

   The following table lists all grants of Options under the 1997 Plan to the Named Executive Officers during 1997 and contains certain information about potential value of these Options based upon certain assumptions as to the appreciation of the Common Stock over the life of the Options.

                      OPTION GRANTS IN LAST FISCAL YEAR


                                     INDIVIDUAL GRANTS
                       --------------------------------------------
                           NUMBER OF    PERCENT OF TOTAL
                           SECURITIES   OPTIONS/SARS      EXERCISE
                           UNDERLYING   GRANTED TO          OR                       GRANT DATE
                          OPTIONS/SARS  EMPLOYEES IN     BASE PRICE     EXPIRATION   PRESENT VALUE
NAME                       GRANTED(#)   FISCAL YEAR (%)     ($)           DATE       ($)(1)
---------------------  -------------- ----------------  ------------- -------------  --------------
Robert E. Fowler,
 III..................    1,286,000         55.12%           3.707       1/1/07       16,576,540
Richard B. Steele ....           --            --               --           --               --
John S. Frelas........           --            --               --           --               --
George Z. Makowski ...      385,000         16.50%         3.70808       1/1/07        2,964,500
David Warner..........      131,000          5.62%           15.24      6/23/07          652,380
Przemyslaw Szmyt......      131,000          5.62%           15.24      6/23/07          652,380

------------
(1) Calculated based upon a variation of the Black-Scholes option pricing model in which the following assumptions were used: the expected volatility of the Common Stock was 39.0%; the risk-free rate of return was 6.25%, 6.25%, 6.31%, and 6.31% for Messrs. Fowler, Makowski, Warner and Szmyt, respectively; the dividend yield was 0.0%; and the expected time of exercise was four (4) years from the month of the grant.

   The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding Options held by the Named Executive Officers at December 31, 1997. Also reported are the values for "in-the-money" options which represent the position spread between the exercise price of any such existing stock options and the price of the Common Stock at December 31, 1997.

                        FISCAL YEAR END OPTION VALUES

                                                       NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                           OPTIONS/SARS                   OPTIONS/SARS
                                                           AT FISCAL                       AT FISCAL
                          SHARES                          YEAR-END (#)                   YEAR-END ($)
                         ACQUIRED ON     VALUE    -----------------------------  -----------------------------
NAME                     EXERCISE (#)   REALIZED   EXERCISABLE    UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
----------------------  ------------- ----------  -------------   -------------  -----------    --------------
Robert E. Fowler, III         --           --       1,286,000              0       9,539,548              --
Richard B. Steele  ....       --           --              --             --              --              --
John S. Frelas ........       --           --          48,000        193,000         430,398       1,762,727
George Z. Makowski  ...       --           --         385,000             --       2,855,514              --
David Warner ..........       --           --              --        131,000              --              --
Przemyslaw Szmyt ......       --           --              --        131,000              --              --

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATIONSHIPS

   David T. Chase, the Chairman of the Board of Directors of @Entertainment, is the father of Arnold L. Chase, a director of @Entertainment. No other family relationship exists between any of the directors and executive officers of @Entertainment.

THE REORGANIZATION

   In June 1997, the Company effected a reorganization (the "Reorganization") to facilitate the development of its digital satellite direct-to-home ("D-DTH") business and the expansion of its cable television and programming businesses. All the holders of shares of PCI's common stock and @Entertainment entered into a Contribution Agreement dated at June 22, 1997 (the "Contribution Agreement"). Pursuant to the Contribution Agreement, each holder of shares of PCI's common stock transferred all shares of PCI common stock owned by it to @Entertainment. In addition, ECO transferred all of the outstanding shares of PCI's voting Series B Preferred Stock (the "PCI Series B Preferred Stock") to @Entertainment. All of these transfers (the "Share Exchange") were designed to qualify as a tax-free exchange under section 351 of the Code. Each holder of PCI's common stock received 1,000 shares of Common Stock of @Entertainment in exchange for each share of PCI's common stock transferred by it (the "Capital Adjustment"). ECO also received an equivalent number of shares of @Entertainment's Series B Preferred Stock in exchange for its shares of PCI Series B Preferred Stock. The 2,500 outstanding shares of Series B Preferred Stock automatically converted into 4,862,000 shares of Common Stock of @Entertainment upon the closing of the Initial Public Equity Offering (the "Automatic Conversion").

   On June 20, 1997, PIHLP transferred all the outstanding shares of PCI's Series C Preferred Stock to the Chase Entity, an entity owned by certain of the beneficial owners of PIHLP and members of their families (the "Chase Entity"). The Chase Entity, ECO and @Entertainment entered into the Purchase Agreement. Pursuant to the Purchase Agreement, @Entertainment purchased all of the outstanding shares of PCI's Series A Preferred Stock and Series C Preferred Stock for cash from ECO and the Chase Entity, respectively, at the closing of the Initial Public Equity Offering (the "Cash Purchases"). The aggregate purchase price of $60.0 million ($40.0 million to ECO and $20.0 million to the Chase Entity) for PCI's Series A Preferred Stock and Series C Preferred Stock equaled the aggregate redemption price of such shares as set forth in PCI's certificate of incorporation. The Cash Purchases were funded with a portion of the net proceeds of the Initial Public Equity Offering.

   In June 1997, certain employment agreements for the executive officers of @Entertainment who were employed by PCI and their employee stock option agreement were assigned to @Entertainment by PCI (the "Assignment"). As part of the Assignment and the Capital Adjustment, the agreements were amended to provide that each option for a share of PCI's common stock was exchanged for an option for 1,000 shares of Common Stock with a proportionate reduction in the exercise price.

   In June 1997, @Entertainment subscribed for all of the outstanding stock of @EL, a corporation organized under the laws of England and Wales (the "@EL Incorporation"). @EL is responsible for the Company's D-DTH business.

   The Share Exchange, Capital Adjustment, @EL Incorporation and the Assignment are collectively referred to as the "Reorganization." As a result of the Reorganization, @Entertainment owns 100% of the outstanding shares of voting stock of PCI and @EL. After giving effect to the Reorganization and after completion of the Initial Public Equity Offering, the Chase Family and ECO beneficially own approximately 31.3% and 27.0%, respectively, of the outstanding shares of Common Stock of @Entertainment. As a result, the Principal Stockholders, acting together, are able to elect all of @Entertainment's directors and otherwise control the Company's operations.

STOCKHOLDERS' AGREEMENT

   In connection with the Reorganization, at June 22, 1997, a stockholders' agreement (the "Stockholders' Agreement") was entered into by and among ECO, PIHLP, Roger Freedman, Steele LLC, The

AESOP Fund L.P. ("AESOP"), Cheryl Anne Chase Marital Trust ("CACMT") and @Entertainment in order to govern the conduct of the business of @Entertainment and relations among its stockholders. ECO, PIHLP, Mr. Freedman, Steele LLC, AESOP and CACMT were the holders of all of the outstanding shares of capital stock of @Entertainment prior to the Initial Public Equity Offering. Parties to the Stockholders' Agreement, other than @Entertainment, are hereinafter referred to as the "Stockholders."

   @Entertainment currently has an eight-member Board of Directors. Pursuant to the Stockholders' Agreement, the ECO Group had the right to designate two directors, and the Chase Group had the right to designate two directors in addition to a Chief Executive Officer acceptable to the ECO Group, who was also a member of the Board of Directors. The ECO Group consisted of ECO. The Chase Group consisted of PIHLP, Mr. Freedman, the Cheryl Anne Chase Marital Trust and Steele LLC. The ECO Group chose Scott Lanphere and Jerzy Swirski as its designated directors of @Entertainment. Pursuant to the Stockholders' Agreement and a voting agreement, the Chase Group chose David T. Chase, @Entertainment's Chairman, as the Chase Group Representative, and thereafter chose David Chase and Arnold Chase as its designated directors of @Entertainment, and selected Robert Fowler as Chief Executive Officer and director of @Entertainment, which selection was accepted by the ECO Group. Both the Stockholders' Agreement and the voting agreement terminated at the successful completion of the Initial Public Equity Offering.

@ENTERTAINMENT REGISTRATION RIGHTS AGREEMENT

   Also in connection with the Reorganization, @Entertainment entered into a registration rights agreement (the "Stockholder Registration Rights Agreement") with PIHLP, ECO, Mr. Freedman, Steele LLC, AESOP and CACMT (collectively, the "Rightsholders") on June 22, 1997. ECO, PIHLP, Mr. Freedman, Steele LLC, AESOP and CACMT are the holders of all of the outstanding shares of capital stock of @Entertainment prior to the Initial Public Equity Offering. Pursuant to the Stockholder Registration Rights Agreement, PIHLP and ECO will after March 29, 1999, have the right under certain circumstances to demand that @Entertainment register their shares of Common Stock under the Securities Act of 1933. After March 29, 2001, PIHLP and ECO will have the right to demand that @Entertainment register their shares of Common Stock in a shelf registration under Rule 415 of the Securities Act. In addition, if @Entertainment proposes to register any of its securities under the Securities Act (other than registrations in connection with employee stock ownership plans, offerings of debt securities and certain shelf registrations), all of the Rightsholders will have the right to have their shares of Common Stock be included in such registration. The registration rights described above expire on March 29, 2004, and are subject to certain limitations, including limitations on the number of shares of Common Stock to be included by the Rightsholders in particular registrations and on the number of registrations that can be demanded by PIHLP and ECO.

PCBV STOCKHOLDERS' AGREEMENT

   PCI, a wholly owned subsidiary of @Entertainment, holds 92.3% of the issued and outstanding capital stock of PCBV which owns 100% of the issued and outstanding capital stock of each of PTK-Krakow S.A. ("PTK-Krakow"), PTK-Warsaw S.A. ("PTK-Warsaw"), and 46.8% of the issued and outstanding capital stock of PTK Operator Sp. z o.o. ("PTK Operator"), as well as approximately 98% of the issued and outstanding capital stock of PTK S.A.

   The following is a summary of the stockholders' agreement (the "PCBV Stockholders' Agreement") entered into by and among Frank N. Cooper, Reece Communications, Inc., Rutter-Dunn Communications, Inc., and Poland Cablevision U.S.A., Inc. (collectively, the "Minority Stockholders"), PCI, and PCBV on March 8, 1990, as amended. The Minority Stockholders own the 7.7% of outstanding PCBV capital stock that is not owned by PCI. The following summary does not purport to be complete, and it is qualified in its entirety by reference to the PCBV Stockholders' Agreement. The parties to the PCBV Stockholders' Agreement other than PCBV are hereinafter referred to as the "PCBV Stockholders." Shares of the capital stock of PCBV are hereinafter referred to as "PCBV shares."

   The PCBV Stockholders' Agreement protects shareholdings of each Minority Stockholder from dilution, by requiring that the PCBV shares of each Minority Stockholder must continue to represent a constant percentage of the total equity in PCBV and of the total votes to be cast by the PCBV Stockholders on any subject, regardless of changes to the capital structure of PCBV and regardless of any additional equity funds that may be contributed to PCBV by PCI.

   The PCBV Stockholders' Agreement contains restrictions on the PCBV Stockholders' ability to sell, pledge, hypothecate or otherwise transfer or encumber their PCBV shares. In addition, PCBV Stockholders have the right of first refusal to purchase PCBV shares upon the death of an individual PCBV Stockholder, and upon the liquidation, dissolution or other termination of a corporate PCBV Stockholder. Furthermore, PCI has the right of first refusal to purchase PCBV shares from Minority Stockholders, and the Minority Stockholders have the right of first refusal to purchase PCBV shares from PCI, before such shares can be sold to a third party.

   The PCBV Stockholders' Agreement includes certain limitations on payments that can be paid by PCBV to the PCBV Stockholders. If the managing board of PCBV solicits and receives loans from any of the PCBV Stockholders, the loans cannot bear interest at a rate exceeding 10% per annum.

   Under the PCBV Stockholders' Agreement, PCI has the option to purchase the PCBV shares owned by the Minority Stockholders upon the satisfaction of certain conditions. These conditions involve the number of subscribers obtained by PTK, S.A. in nine specified cities in Poland. On each occasion when the subscriber count in one of these specified cities reaches the number prescribed in the PCBV Stockholders' Agreement, one-ninth of the Minority Stockholders' PCBV shares become available for purchase by PCI for a period of approximately 60 to 90 days. The option periods have expired with respect to a number of the specified cities.

   The PCBV Stockholders' Agreement also includes covenants against competition that limit the ability of each PCBV Stockholder to engage directly or indirectly in any aspect of the cable television business in Poland for a period ending ten years after such PCBV Stockholder ceases to be a PCBV Stockholder. PCI has direct or indirect ownership interests in a number of entities that engage in certain aspects of the cable television business in Poland. Under the PCBV Stockholders' Agreement, the Minority Stockholders have a claim against 7.7% of the profits and equity of such entities and, under a supplemental agreement, PCI has agreed to share the profits of these entities with the Minority Stockholders on a pro rata basis. In addition, PCI is negotiating to buy, and has made an offer to buy, the outstanding PCBV shares held by the Minority Stockholders, though there can be no assurance that an agreement can be reached with any of the Minority Stockholders on satisfactory terms.

SERVICE AGREEMENTS

   PCI, a wholly owned subsidiary of @Entertainment, has entered into service agreements with PCBV and other of its direct and indirect subsidiaries (the "Service Agreements"), including Poltelkab Sp. z o.o. ("Poltelkab"), Telkat Sp. z o.o. ("Telkat"), PTK-Szczecin Sp. z o.o. ("PTK-Szczecin"), PTK-Lublin S.A. ("PTK-Lublin"), ETV Sp. z o.o. ("ETV"), PTK S.A., PTK-Operator, PTK-Warsaw, and PTK-Krakow, pursuant to which PCI provides various services, including administrative, technical, managerial, financial, operational and marketing services to each of the subsidiaries and PCBV serves as PCI's agent. PCI also entered into a service agreement, dated August 31, 1995, with PCBV and ETV, whereby PCBV is the principal service provider and PCI acts as agent to PCBV (the "ETV Service Agreement"). The services provided under these agreements are intended to enable the subsidiaries to construct, develop, operate and manage cable television systems throughout Poland. Except for the ETV Service Agreement, which requires ETV to pay $18,740 per calendar quarter to PCBV, the Service Agreements provide that the subsidiaries will each pay to PCI or PCBV, as the case may be, a fee of $10,000 per calendar quarter for performing general administrative services, and a commercially reasonable rate for legal, financial and other specific professional services. With the exception of the ETV Service Agreement, if a subsidiary is obligated to pay fees to PCI pursuant to a management agreement (described below), any fee payable under the Service Agreements is waived. The Service Agreements also typically require the subsidiaries to reimburse PCBV for any reasonable out-of-pocket expenses incurred by PCBV or PCI, acting as agent for PCBV, including salaries and benefits, housing allowances, travel expenses, and equipment supply or other goods costs. The agreements expire on December 31, 1998, but will automatically be extended for successive one-year periods unless a party gives notice on or before January 31, in which case the agreement will terminate at the end of the calendar year during which such notice was provided.

MANAGEMENT AGREEMENTS

   PCI, a wholly owned subsidiary of @Entertainment, entered into management agreements with certain of its direct or indirect subsidiaries, namely Poltelkab, Telkat, PTK-Szczecin, PTK-Lublin, ETV, PTK S.A., PTK-Operator, PTK-Warsaw, and PTK-Krakow. The agreements typically provide that the subsidiary will pay to PCI an annual consulting fee of $320,000 when and to the extent that the subsidiary's net income exceeds zero and in exchange for organizational and consulting services rendered by PCI. Telkat pays to PCI an annual consulting fee of $160,000. The management agreements also provide for an initial term ending as of the end of the calendar year during which they became effective, and provide for successive renewals for one-year periods unless the agreement is terminated in writing with at least thirty days notice by either party.

CORPORATE OVERHEAD ALLOCATION AGREEMENT

   PCI, a wholly owned subsidiary of @Entertainment, entered into a Corporate Overhead Allocation Agreement, dated January 1, 1996 (the "Allocation Agreement"), with certain of its direct or indirect subsidiaries, namely PTK S.A., PTK-Warsaw, PTK-Operator, PTK-Krakow, PTK-Szczecin, PTK-Lublin, ETV, Telkat and Poltelkab (collectively the "PTK Companies"), and PCBV. The Allocation Agreement provides that costs incurred by PCI or PCBV, acting as PCI's agent, with regard to the Service Agreements and as otherwise requested by the PTK Companies shall be allocated and charged to particular PTK Companies in the event they are directly attributable to such subsidiaries, and shall otherwise be allocated equally among each of the PTK Companies. With regard to services rendered and costs incurred by subsidiaries for the benefit of some or all of the PTK Companies, which include costs associated with maintaining a central office in Warsaw, legal expenses, expenses relating to governmental relationships and approvals, programming services, accounting, management information systems services, and salaries associated with personnel whose duties clearly benefit other PTK Companies, the Allocation Agreement provides that such expenses shall be allocated between the PTK Companies. The Allocation Agreement terminates on December 31, 1998, but is automatically renewed for successive one-year periods unless at least thirty days written notice of termination is provided by PCI or PCBV or any subsidiary, with respect to itself.

PURCHASE OF HOUSE

   Pursuant to Mr. Fowler's employment contract, and in part to induce Mr. Fowler, the Chief Executive Officer and a director of @Entertainment, to move closer to the Company's operations in Europe, @Entertainment purchased Mr. Fowler's house in Connecticut for approximately $354,000 in June 1997 (including payments of $295,000 to extinguish the mortgages relating to the house), and sold the house shortly thereafter to a third party for approximately $267,000. @Entertainment is obligated to pay Mr. Fowler the difference between the mortgage amounts of $295,000 and the purchase price of $354,000.

CONSULTING ARRANGEMENTS

   The Company has entered into a two-year consultancy arrangement with Samuel Chisholm and David Chance (each individually a "Consultant"), pursuant to which the Company will pay to a Consultant a fee of $10,000 per consultancy day, based on a minimum, on average over each 12 month period, of a total of 4 Consultancy Days per month, and the Company will pay an additional fee of $10,000 to a Consultant for any additional days in any month on which a Consultant provides consulting services to the Company. The consulting agreement is not subject to cancellation by either party except as a result of a breach of the consultancy agreement.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee of the Company's Board of Directors is responsible for determining executive compensation policies and guidelines. Messrs. Fowler, D. Chase, Chisholm, Chance and Lanphere constitute the Compensation Committee. Mr. Fowler is the Chief Executive Officer and a director of the Company and served as Chief Executive Officer, Chairman of the Board of Directors, Vice President, and Treasurer of PCI. Mr. Fowler also has served on the Supervisory Board of Twoj Styl. Mr. Chase is the Chairman of the Board of Directors of the Company and PCI. Neither Mr. Chisholm nor Mr Chance are, or have been at any time, officers of the Company or any of its subsidiaries. Messrs. Chisholm and Chance are directors of and consultants to the Company. Mr. Lanphere is a director of the Company and PCI.

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Neither the report of the Compensation Committee of the Board of Directors nor the stock performance graph which follows such report shall be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

   COMPENSATION PHILOSOPHY. The Compensation Committee believes that a link should exist between executive compensation and the return on investment provided to stockholders as reflected by the appreciation in the price of the Company's Common Stock. In applying this philosophy, the Compensation Committee has developed a compensation policy which seeks to attract and retain highly skilled and effective executives with the business experience and acumen necessary to achievement of the long-term business objectives of the Company and to align the financial interest of the Company's senior executives with those of its stockholders. The Company attempts to realize these goals by providing competitive compensation and linking a substantial portion of compensation to the enhancement of stockholder value.

   The Company's executive compensation is based principally on three components -salary, cash bonuses, and equity-based incentives -each of which is intended to serve the Company's overall compensation philosophy.

   BASE SALARY. Base salary for executive officers is generally targeted at or below the median for executives with comparable qualifications, experience and responsibilities of other companies in the international media industry. In the aggregate, executive salaries are consistent with this philosophy. Base salary levels are also based on the employee's relative level of seniority and responsibility. In addition, under certain circumstances base salary levels of certain expatriate senior and highly-qualified executives may be based on their commitment to relocate to Poland or the United Kingdom, as the case may be.

   CASH BONUSES. The Company typically pays cash bonuses to its senior executives. These bonuses are usually fixed and guaranteed in the first year of an executive's employment, and thereafter are based on performance in subsequent years. The cash bonuses are designed to provide short-term incentives for the executives to maximize the performance of the Company, and in some instances to achieve certain specified non-recurring goals. For example, in 1997 the Company was contractually committed to pay, and did pay, one-time, non-recurring bonuses to certain of its senior executives upon the successful completion of the Company's Initial Public Equity Offering.

   EQUITY-BASED INCENTIVES. In order to make the overall compensation packages of the Company's executives and other key employees competitive with other companies in the international media industry, the Compensation Committee has emphasized equity-based incentives. The Compensation Committee believes that reliance upon such incentives is advantageous to the Company because they foster a long-term commitment by the recipients to the Company and motivate the recipients to seek to improve the long-term market performance of the Common Stock.

   Although the composition of the Compensation Committee was not finalized until December 31, 1997 and therefore the Committee did not meet in 1997, the Compensation Committee will meet as necessary to continue to develop and implement these policies.

  DATED AT JULY 1998      COMPENSATION COMMITTEE
----------------------  --------------------------
                        Robert E. Fowler, III
                        David T. Chase
                        Samuel Chisholm
                        David Chance
                        Scott A. Lanphere

COMMON STOCK PRICE PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder return on the Company's Common Stock for the period beginning July 31, 1997 (the date on which the Company's Common Stock was first publicly traded) and ending on December 31, 1997 with the Center for Research in Securities Prices ("CRSP") Total Returns Index for the Nasdaq Stock Market (U.S. and Foreign companies) and the CRSP Total Return Index for Nasdaq Telecommunications Stocks. Although the graph would normally cover a five-year period, the Company's Common Stock has been publicly traded only since July 31, 1997 and therefore the graph commences as of such date. The comparisons in the graph are required by the U.S. Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                                     7/31/97    8/29/97   9/30/97    10/31/97   11/28/97    12/31/97
                                    --------- ---------  --------- ----------  ---------- ----------
CRSP TOTAL RETURNS INDEX FOR:
@Entertainment, Inc................   100.0      73.2       75.0       54.8        51.8       53.0
Nasdaq Stock Market (US &
 Foreign)..........................   100.0      99.7      106.0      100.3       100.5       98.8
Nasdaq Telecommunications Stocks
 (U.S. & Foreign)..................   100.0      96.6      109.2      112.4       113.3      119.3

------------
Notes:
 A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
 B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
 C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
 D. The index level for all series was set to $100.0 on 07/31/97.

2. APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   Subject to ratification by the stockholders, the Board of Directors has appointed KPMG Polska Sp. z o.o., who has served as the Company's independent auditors since its inception in June 1997, to audit the financial statements of the Company for the fiscal year ending December 31, 1998 and proposes that stockholders approve such appointment.

   The Company expects a representative of KPMG Polska Sp. z o.o. to be present by telephone at the Annual Meeting with the opportunity to make a statement if he so desires and to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting is required to ratify the selection of KPMG Polska Sp. z o.o.

COMPLIANCE WITH FORMS 3, 4 AND 5 REPORTING REQUIREMENTS

   Based solely upon a review of the Reports on Forms 3, 4, and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Exchange Act, and written representations from the executive officers and directors that no other Reports were required, the Company believes that all of such Reports were filed on a timely basis by executive officers and directors during 1997.

PROPOSALS OF STOCKHOLDERS FOR 1998 ANNUAL MEETING

   Stockholder proposals may be submitted for inclusion in @Entertainment, Inc.'s proxy material relating to the annual meeting of stockholders to be held in 1999 after the Annual Meeting but no later than March 13, 1999. Proposals must be in writing and sent via registered, certified or express mail to: Kathleen Tierney, @Entertainment, Inc., One Commercial Plaza, Hartford, Connecticut 06103. Facsimile or other forms of electronic submissions will not be accepted.

FINANCIAL STATEMENTS

   A copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1997, as filed with the U.S. Securities and Exchange Commission, may be obtained by stockholders without charge by written request address to Kathleen Tierney, @Entertainment, Inc., One Commercial Plaza, Hartford, Connecticut 06103.

OTHER MATTERS

   The Board of Directors does not know of any other business which may be brought before the Annual Meeting other than the matters described in the Notice of the Annual Meeting. However, if any other matter is presented to the Annual Meeting on which a vote properly may be taken, the persons named in the enclosed proxy will vote thereon in accordance with their best judgment.

   The enclosed proxy is solicited by the Board of Directors of the Company. The cost of solicitation will be borne by the Company. In addition to the solicitation of proxies by mail, directors, officers or employees of the Company may solicit proxies personally or by telephone or telegraph, and the Company may request persons holding stock in their names or names of their nominees to obtain proxies from and send proxy material to their principals and will reimburse such persons for their expenses in doing so.

   To help assure a quorum at the Annual Meeting, please sign and mail the enclosed proxy promptly in the envelope provided. The signing of the proxy will not prevent your attending the Annual Meeting and voting in person, should you desire. All stockholders are cordially invited to attend the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Przemyslaw Szmyt
                                          -------------------------------------
                                          Przemyslaw Szmyt
                                          Vice President,
                                          General Counsel and Secretary

Warsaw, Poland
July 13, 1998

                             @ENTERTAINMENT, INC.
              ONE COMMERCIAL PLAZA, HARTFORD, CONNECTICUT 06103
                      @ENTERTAINMENT, INC. COMMON STOCK

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Przemyslaw Szmyt and Donald Miller-Jones as Proxies, with full power to act without the other and each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of the above-referenced common stock of @Entertainment, Inc. (the "Company") held of record by the undersigned on June 25, 1998, at the Annual Meeting of the Company to be held on August 21, 1998, or any adjournment thereof.

   This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND 2.
   1. ELECTION OF TWO DIRECTORS
      FOR ALL NOMINEES LISTED BELOW [ ]  WITHHOLD AUTHORITY [ ]  *EXCEPTIONS [ ]
                                         TO VOTE FOR ALL NOMINEES
                                         LISTED BELOW
                   NOMINEES: Arnold L. Chase and Jerzy Z. Swirski

      (Instructions: To withhold authority to vote for any individual nominee, mark the "Exceptions" Box and write that nominee's name in the space provided below. Your shares will be cast for the other nominee(s).)

      *Exceptions
                  ------------------------------------------------------------
   2. APPROVAL OF APPOINTMENT OF KPMG Polska Sp. z o. o. AS INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR ENDING DECEMBER 31, 1998
      FOR [ ]                    AGAINST [ ]               *ABSTAIN [ ]

                       (Continued, and to be signed and dated on reverse side)

   3. In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the Annual Meeting.

                                                   Change of Address or
                                                   Comments
                                                   Mark Here [ ]

                                                   Signature should agree
                                                   with name printed hereon.
                                                   If stock is held in the
                                                   name of more than one
                                                   person, each joint owner
                                                   should sign. Executors,
                                                   administrators, trustees,
                                                   guardians, and attorneys
                                                   should indicate the
                                                   capacity in which they
                                                   sign.
                                                   DATE:
                                                        --------------------,
                                                   1998


                                                   --------------------------
                                                    STOCKHOLDER'S SIGNATURE

                                                   --------------------------
                                                     STOCKHOLDER'S SIGNATURE

                                                   Votes must be indicated
                                                   (X) in black or blue ink [X]

                                                   Please sign, date and
                                                   return the Proxy card
                                                   promptly using the
                                                   enclosed envelope.